As filed with the Securities and Exchange Commission on October 29, 2015.

Registration No. 333-207571

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWSTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2157878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

(617) 848-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Bray

Chief Financial Officer

NewStar Financial, Inc.

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

(617) 848-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Stacie S. Aarestad, Esq.

Locke Lord LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
7.25% Senior Notes due 2020	$200,000,000.00	(1)	$200,000,000.00	$20,140.00

(1)	The proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2)	Calculated pursuant to Rule 457(c) under the Securities Act.
(3)	Previously paid in connection with the initial filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, October 29, 2015

NewStar Financial, Inc.

$200,000,000

7.25% Senior Notes due 2020

The aggregate initial offering price of the 7.25% Senior Notes due 2020 (the “Notes”) that we offer will not exceed $200,000,000. We will offer the Notes in an amount and at an issue price to be determined at the time of the offering, and on terms set forth in the Indenture dated April 22, 2015 (the “Indenture”) by and between NewStar Financial, Inc. and U.S. Bank National Association, as Trustee. We issued $300,000,000 in aggregate principal amount of notes under the Indenture on April 22, 2015 (the “Existing Notes”). The Notes will have the same CUSIP and ISIN numbers as, and will immediately be fungible with, the Existing Notes. The Notes and the Existing Notes will be treated as a single series for all purposes under the Indenture and the Notes have the same terms as the Existing Notes.

When we offer the Notes, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of the Notes, including the issue price of the Notes. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of the Notes together with additional information described under the heading “Where You Can Find More Information” beginning on Page 63 of this prospectus before you decide to invest in the Notes.

In this prospectus, “NewStar,” “we,” “us,” and “our” refer to NewStar Financial, Inc., including, unless the context otherwise requires, its subsidiaries.

The Notes may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on Page 61 of this prospectus. We may also describe the plan of distribution for any particular offering of the Notes in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of the Notes in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in any prospectus supplement.

The Notes will not be listed on any securities exchange or automated quotation system. The Existing Notes are not listed on any securities exchange or automated quotation system.

INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated                     , 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell the Notes described in this prospectus, in one or more offerings, with a total principal amount of up to $200,000,000.

This prospectus provides you with a general description of the Notes we may offer. Each time we offer the Notes under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the Notes. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements, free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” before buying the Notes in this offering.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any prospectus supplement or related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part (or will be incorporated by reference from a current report on Form 8-K or quarterly report on Form 10-Q that we file with the SEC), and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

NEWSTAR FINANCIAL, INC.

We are an internally-managed commercial finance company with specialized lending platforms focused on meeting the complex financing needs of companies and private investors in the middle market. We are also a registered investment adviser and provide asset management services to institutional investors through a series of managed credit funds that co-invest in certain types of loans that we originate. Through our specialized lending platforms, we provide a range of senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisitions and recapitalizations, as well as purchases of equipment and other capital assets.

We believe these lending activities require specialized skills and transaction experience, as well as significant investment in personnel and operating infrastructure. To meet these demands, our loans and leases are originated directly by teams of credit-trained bankers and experienced marketing officers organized around key industry and market segments. These teams represent specialized lending groups that are supported by centralized credit management and operating platforms. This structure enables us to leverage common standards, systems, and industry and professional expertise across multiple businesses.

We target our marketing and origination efforts at private equity firms, mid-sized companies, corporate executives, banks, real estate investors and a variety of other referral sources and financial intermediaries to develop new customer relationships and source lending opportunities. Our origination network is national in scope and we target companies with business operations across a broad range of industry sectors. We employ highly experienced bankers, marketing officers and credit professionals to identify and structure new lending opportunities and manage customer relationships. We believe that the quality of our professionals, the breadth of their relationships and referral networks, and their ability to develop creative solutions for customers position us to be a valued partner and preferred lender for mid-sized companies and private equity funds with middle market investment strategies.

Our emphasis on direct origination is an important aspect of our marketing and credit strategy. Our national network is designed around specialized origination channels intended to generate a large set of potential lending opportunities. That allows us to be highly selective in our credit process and to allocate capital to market segments that we believe represent the most attractive opportunities. Our direct origination network also generates proprietary lending opportunities with yield characteristics that we believe would not otherwise be available through intermediaries. In addition, direct origination provides us with direct access to management teams and enhances our ability to conduct detailed due diligence and credit analysis of prospective borrowers. It also allows us to negotiate transaction terms directly with borrowers and, as a result, advise our customers on financial strategies and capital structures, which we believe benefits our credit performance.

We typically provide financing commitments to companies in amounts that range in size from $10 million to $50 million. The size of our financing commitments depends on various factors, including the type of loan, the credit characteristics of the borrower, the economic characteristics of the loan, and our role in the transaction. We also selectively arrange larger transactions which we may retain on our balance sheet or syndicate to other lenders and which may include funds that we manage for third party institutional investors. By syndicating loans to other lenders and our managed funds, we are able to provide larger financing commitments to our customers and generate fee income, while limiting our risk exposure to individual borrowers. From time to time, however, our balance sheet exposure to a single borrower may exceed $35 million.

We offer a set of credit products and services that have many common attributes, but which are highly specialized by lending group and market segment. Although both the Leveraged Finance and Business Credit lending groups structure loans as revolving credit facilities and term loans, the style of lending and approach to credit management is highly specialized. The Equipment Finance group broadens our product offering to include a range of lease financing options.

Although we operate as a single segment, we derive revenues from four specialized lending groups that target market segments in which we believe that we have competitive advantages and from our asset management activities:

•	Leveraged Finance, provides senior secured cash flow loans and, to a lesser extent, second lien and unitranche loans, which are primarily used to finance acquisitions of mid-sized companies with annual cash flow (EBITDA) between $10 million and $50 million by private equity investment funds managed by established professional alternative asset managers;

•	Business Credit, provides senior secured asset-based loans primarily to fund working capital needs of mid-sized companies with sales revenue typically totaling between $25 million and $500 million;

•	Real Estate, provides first mortgage debt primarily to finance acquisitions of commercial real estate properties typically valued between $10 million and $50 million by professional commercial real estate investors;

•	Equipment Finance, provides leases, loans and lease lines to finance purchases of equipment and other capital expenditures typically for companies with annual sales of at least $25 million; and

•	Asset Management, provides opportunities for qualified institutions to invest in credit funds managed by us with strategies to co-invest in loans originated by our Leveraged Finance lending group.

Our History

We were incorporated in Delaware in June 2004. Our principal executive offices are located at 500 Boylston Street, Suite 1250, Boston, Massachusetts 02116, and our telephone number is (617) 848-2500. We maintain a website at www.newstarfin.com. The information on or accessible through our website is not incorporated by reference into or otherwise made a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in the Notes involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, as revised or supplemented by our quarterly reports on Form 10-Q, each of which are on file with the SEC and are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These are statements that relate to future periods and include statements regarding our anticipated performance.

Generally, the words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: risk related to our funding and leverage, including our ability to obtain external financing and complete additional term debt securitizations in the future; our lenders and noteholders continuing to use us as a service provider; the early termination of our term debt securitizations; disruptions in the capital markets generally, and the asset-backed securities market in particular; disruptions in the credit quality and performance of our loan portfolio, potential changes in previously issued ratings or rating agency methodology; the concentration of our funding sources; risks related to our operations and financial results, including fluctuation in our net interest income, the success of our origination activities, and credit losses and defaults; changes in the regulatory landscape; and risks related to our loan portfolio and lending activities, including our inability to recover amounts owed to us by our borrowers.

These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors. Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. You should understand that these statements are not guarantees of performance or results. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ. Many factors could cause or contribute to results that differ, including the factors described or incorporated by reference under the caption “Risk Factors.” You should carefully read this entire prospectus and the documents incorporated by reference in this document, particularly the section entitled “Risk Factors,” before you make an investment decision.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, acquisitions or new investments and to fund the repayment, refinancing, redemption or repurchase of past or future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF COMBINED FIXED CHARGES

The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as operating income before income taxes and fixed charges. Fixed charges is defined as the sum of interest expense and the component of rental expense that we believe to be representative of the interest factor for those amounts.

	Year Ended					Six Months Ended June 30, 2015
	Dec. 31 2010	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2014
Ratio of Earnings to Fixed Charges(1)	1.3x	1.9x	2.2x	1.9x	1.3x	1.3x

(1)	We did not have any issued and outstanding preferred stock during the five year and six month period ended June 30, 2015. As of the date of this prospectus, there is no issued and outstanding preferred stock.

DESCRIPTION OF NOTES

When we issue the notes offered by this prospectus (the “Offered Notes”, together with the Existing Notes and any Additional Notes, the “Notes”) and any accompanying prospectus supplement, we will issue them under the Indenture dated as of April 22, 2015 (the “Indenture”) by and between NewStar and U.S. Bank National Association, as Trustee. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Indenture is incorporated by reference as an exhibit to the registration statement in which this prospectus is included. The Indenture is subject to and governed by the terms of the Trust Indenture Act of 1939.

Any Notes offered under this prospectus will trade fungibly with our existing 7.25% Senior Notes due 2020 (the “Existing Notes”). We issued $300.0 million in aggregate principal amount of Existing Notes under the Indenture on April 22, 2015.

The following statements relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the Indenture.

General

We may issue the Notes at par, at a premium, or at a discount. We will describe the particular terms of the Notes in a prospectus supplement, which we will file with the SEC. To review the terms of the Notes, you must refer to both the prospectus supplement for the Notes and to the description of the Notes in this prospectus.

The prospectus supplement will set forth the following terms of the Notes in respect of which this prospectus is delivered:

(1)	the aggregate principal amount; and

(2)	the issue price or prices (expressed as a percentage of the aggregate principal amount thereof).

The Notes will be:

•	general unsecured senior obligations of the Issuer;

•	pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

•	effectively subordinated to any existing and future secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Issuer; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of any subsidiary of the Issuer that is not a Guarantor.

The Notes and the Indenture will not be guaranteed by any of the Issuer’s Restricted Subsidiaries except to the extent any of such Subsidiaries is required to guarantee the Notes and the Indenture in the future pursuant to the covenant described below under “—Limitation on Guarantees.”

Principal, maturity and interest

The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Notes to receive the payments on such Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Notes will mature on May 1, 2020. Interest on the Notes will accrue at the rate per annum set forth on the cover of this offering memorandum and will be payable, in cash, semiannually in arrears on May 1 and November 1 of each year, to Holders of record on the immediately preceding April 15 and October 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional notes

The Indenture provides for the issuance of additional notes from time to time under the Indenture (the “Additional Notes”). The Indenture provides for the issuance of Additional Notes having identical terms and conditions to the Existing Notes and the Offered Notes, subject to compliance with the covenants contained in the Indenture. Additional Notes will be part of the same issue as the Existing Notes and the Offered Notes under the Indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Payments

Principal of, and premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the paying agent, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Optional redemption

Except as set forth in the next three paragraphs and in the eighth paragraph under “—Change of Control” below, the Notes are not redeemable at the option of the Issuer.

At any time prior to May 1, 2017, the Issuer may redeem the Notes, in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of and accrued and unpaid interest to the redemption date.

At any time and from time to time on or after May 1, 2017, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 1 of the year indicated below:

Year	Percentage
2017	103.625%
2018	101.813%
2019 and thereafter	100.000%

At any time and from time to time prior to May 1, 2017, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 107.25% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes; provided that

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2)	not less than 65% of the originally issued aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Restricted Subsidiaries).

Notice of redemption will be provided as set forth under “—Selection and notice” below.

Any optional redemption and such notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including the consummation of a debt financing, an Equity Offering or other corporate transaction).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Sinking fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “Change of Control” and “Certain covenants—Limitations on sales of assets and subsidiary stock.” The Issuer may at any time and from time to time purchase Notes in open-market transactions, tender offers or otherwise.

Selection and notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select the applicable Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if Notes are not so listed or such exchange prescribes no method of selection and such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Notices of redemption will be given electronically, if the Notes are held through DTC, or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder of Notes thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption payment, interest ceases to accrue on Notes or portions of them called for redemption.

Change of control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional redemption,” the Issuer will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will give notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions allowing the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Future credit agreements or other agreements to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture) and prohibit or limit the Issuer from purchasing any Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

The Issuer’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain covenants—Limitation on Indebtedness” and “Certain covenants— Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Certain covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspension of covenants on achievement of investment grade status

Following the first day:

(a)	the Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Indenture, then,

beginning on that day (the “Covenant Suspension Date”) and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Indebtedness”;

•	“—Limitation on Restricted Payments”;

•	“—Limitation on restrictions on distributions from Restricted Subsidiaries”;

•	“—Limitation on sales of assets and subsidiary stock”;

•	“—Limitation on Affiliate Transactions”;

•	“—Limitation on Guarantees”; and

•	The provisions of clause (3) of the first paragraph of “—Merger and consolidation.”

If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” During the Suspension Period no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

On the Reversion Date, all Non-Funding Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or, to the extent such Non-Funding Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Non-Funding Indebtedness will be deemed to have been outstanding on the Existing Notes Issue Date, so that it is classified as permitted under clause (4)(b) of the second paragraph of “—Limitation on Indebtedness.” On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens permitted under clause (11) of the definition thereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Existing Notes Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” and the items specified in clauses (c)(i) through (c)(v) of the first paragraph of such covenant will increase the amount available to be made under clause (c) of the first paragraph thereof. For purposes of determining compliance with the covenant described under “—Limitation on sales of assets and subsidiary stock,” on the Reversion Date, the Excess Proceeds from all Asset Dispositions not applied in accordance with such covenant shall be deemed to be reset to zero.

In addition, during the Suspension Period any future obligation to grant further Note Guarantees shall be suspended and shall be reinstated upon the Reversion Date.

The Issuer will promptly provide the Trustee with written notice of such Covenant Suspension Date or an Reversion Date. In the absence of such notice, the Trustee shall assume that no such Covenant Suspension Date or Reversion Date (as applicable) has occurred.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Status.

Limitation on indebtedness

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Non-Funding Indebtedness (including Non-Funding Indebtedness that is Acquired Indebtedness); provided that the Issuer and any of its Restricted Subsidiaries may Incur Non-Funding Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries is not greater than 1.75 to 1.00.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness to the extent such Indebtedness is Non-Funding Indebtedness:

(1)	Non-Funding Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility) in a maximum aggregate principal amount at any time outstanding not exceeding the greater of $75.0 million and 2.5% of Total Assets;

(2)	(a) Guarantees by the Issuer or any Restricted Subsidiary of Non-Funding Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Non-Funding Indebtedness is permitted under the terms of the Indenture and (b) Guarantees and Limited Recourse Guarantees by the Issuer or a Restricted Subsidiary of Permitted Funding Indebtedness or Permitted Securitization Indebtedness;

(3)	Non-Funding Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Non-Funding Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Non-Funding Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(b)	any sale or other transfer of any such Non-Funding Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer,

shall be deemed, in each case, to constitute an Incurrence of such Non-Funding Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be; and provided further that if the Issuer or a Guarantor is the obligor on such Non-Funding Indebtedness, such Non-Funding Indebtedness is expressly subordinated in right of payment to all obligations of the Issuer or such Guarantor with respect to the Notes or the Note Guarantee of such Guarantor, as applicable.

(4)	Non-Funding Indebtedness represented by (a) the Existing Notes, including any Note Guarantee thereof, (b) any Non-Funding Indebtedness (other than Non-Funding Indebtedness incurred pursuant to clauses (3) and (4)(a)) outstanding on the Existing Notes Issue Date, (c) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clauses (5), (6), (7) or (12) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (d) Management Advances;

(5)	Non-Funding Indebtedness of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

(a)	the Issuer would be permitted to Incur at least $1.00 of additional Non-Funding Indebtedness pursuant to the Consolidated Non-Funding Debt to Equity Ratio test set forth in the first paragraph of this covenant; or

(b)	the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries would not be greater than immediately prior to such acquisition, merger or consolidation;

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)	Non-Funding Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Non-Funding Indebtedness Incurred pursuant to this clause (7) and then outstanding and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (a) $25.0 million and (b) 1.0% of Total Assets at the time of Incurrence;

(8)

Non-Funding Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business; (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Non-Funding Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers’

acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(9)	Non-Funding Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets, Person or any Capital Stock of a Subsidiary; provided that the amount of such Non-Funding Indebtedness pursuant to this clause (9) shall not exceed the consideration amount actually received by the Issuer or its Restricted Subsidiaries in connection with such disposition;

(10)	Non-Funding Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any current or former employee, director, manager or consultant of the Issuer or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director, manager or consultant) to finance the purchase or redemption of Capital Stock of the Issuer that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(11)	Non-Funding Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums Incurred in the ordinary course of business;

(12)	Subordinated Indebtedness with a Stated Maturity one year or more after the final maturity of the Notes in an aggregate principal amount which, together with any Refinancing Indebtedness in respect thereof, will not exceed $100.0 million outstanding at any one time;

(13)	Non-Funding Indebtedness of the Issuer or a Restricted Subsidiary to the extent the net cash proceeds thereof are applied (i) to redeem the Notes in full or (ii) to defease or discharge the Notes, in each case in accordance with the terms of the Indenture; and

(14)	Non-Funding Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Non-Funding Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed $40.0 million.

For purposes of determining compliance with, and the outstanding principal amount of any particular Non-Funding Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	in the event that all or any portion of any item of Non-Funding Indebtedness meets the criteria of more than one of the types of Non-Funding Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, will classify such Non-Funding Indebtedness and only be required to include the amount and type of such Non-Funding Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)	additionally, all or any portion of any item of Non-Funding Indebtedness may later be reclassified as having been Incurred pursuant to any type of Non-Funding Indebtedness described in the first and second paragraphs of this covenant so long as such Non-Funding Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be Incurred at the time of reclassification;

(3)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Non-Funding Indebtedness that is otherwise included in the determination of a particular amount of Non-Funding Indebtedness shall not be included;

(4)	for purposes of calculating the Consolidated Non-Funding Debt to Equity Ratio as of any date of determination, the principal amount of:

(a)	a Limited Recourse Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall equal the amount, if any, required to be recognized as a liability on the balance sheet of the Issuer or such Restricted Subsidiary in respect of such Limited Recourse Guarantee; and

(b)

a Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall equal the greater of (x) the amount, if any, required to be recognized as a liability on the balance sheet of the

Issuer or such Restricted Subsidiary in respect of such Guarantee or (y) the amount, as determined in good faith by the Issuer (based, to the extent set forth therein, on the valuation methodology set forth in such Permitted Funding Indebtedness or Permitted Securitization Indebtedness), by which the principal amount of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness (or other amount representing the liability amount in respect of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness) exceeds, in the case of Permitted Funding Indebtedness, the value or carrying amount of the assets serving as collateral or other form of credit support for such Permitted Funding Indebtedness or, in the case of Permitted Securitization Indebtedness, the Securitization Assets for such Permitted Securitization Indebtedness;

(5)	the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price or the liquidation preference thereof;

(6)	Non-Funding Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Non-Funding Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Non-Funding Indebtedness; and

(7)	the amount of Non-Funding Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends or distributions, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Non-Funding Indebtedness, the payment of dividends or distributions in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Non-Funding Indebtedness for purposes of the covenant described under this “—Limitation on Indebtedness.” The amount of any Non-Funding Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Non-Funding Indebtedness issued with original issue discount and (b) the principal amount of the Non-Funding Indebtedness, or liquidation preference thereof, in the case of any other Non-Funding Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Non-Funding Indebtedness of such Subsidiary and any Liens upon the property or assets of such Subsidiary securing Indebtedness shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Non-Funding Indebtedness or any such Lien is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness” or the covenant described under “—Limitation on Liens”, the Issuer shall be in default of the applicable covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Non-Funding Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Non-Funding Indebtedness Incurred to refinance other Non-Funding Indebtedness, if Incurred in a different currency from the Non-Funding Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Non-Funding Indebtedness (including Non-Funding Indebtedness that is Acquired Indebtedness) that is subordinated or junior in right of payment to any Non-Funding Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Non-Funding Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Non-Funding Indebtedness is subordinated to other Non-Funding Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on restricted payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(b)	dividends or distributions payable to any of the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis);

(2)	purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment in respect of such Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, (b) any Non-Funding Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Limitation on Indebtedness” and (c) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Permitted Funding Indebtedness or Permitted Securitization Indebtedness); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)	the Issuer is not able to Incur an additional $1.00 of Non-Funding Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Existing Notes Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by clauses (1) (without duplication of the declaration of the dividend or delivery of a redemption notice), (5), (9), (11) and (13) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Existing Notes Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer from the issue or sale of its Capital Stock (other than

Disqualified Stock) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Issuer subsequent to the Existing Notes Issue Date;

(iii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the Existing Notes Issue Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;

(iv)	100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Existing Notes Issue Date; or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clause (14) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Existing Notes Issue Date; and

(v)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Existing Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Board of Directors of the Issuer acting in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Non-Funding Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Non-Funding Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clause (14) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	a Restricted Payment in exchange for, or out of the net proceeds from the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer or from the substantially concurrent contribution to the capital of the Issuer; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will be excluded from clause (c) of the preceding paragraph;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Issuer or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Issuer) of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)	from Net Available Cash to the extent permitted under “—Limitation on sales of assets and subsidiary stock” below, but only if the Issuer shall have first made an Asset Disposition Offer and purchased all Notes tendered pursuant to such Asset Disposition Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first made a Change of Control Offer or a Specified Event Offer and purchased all Notes tendered pursuant to such Change of Control Offer or Specified Event Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(c)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of any reorganization, merger, sale, conveyance, transfer, lease, transaction, agreement or other arrangement occurring which results in the Issuer or any of its controlled Affiliates becoming, or being required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, but only if (i) the Issuer shall have first made a Specified Event Offer and purchased all Notes tendered pursuant to such Specified Event Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock and (ii) a Default or an Event of Default has not occurred and is continuing as a result of such occurrence; or

(6)	Management Stock Repurchases within 12 months of the Existing Notes Issue Date in an aggregate amount not to exceed $15.0 million;

(7)	the declaration and payment of dividends or distributions on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)	purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	the purchase, repurchase, redemption or other acquisition for value of Capital Stock of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Stock, provided that any such purchase, repurchase, redemption or other acquisition for value of Capital Stock of the Issuer shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend, distribution or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(10)	distributions or payments of Securitization Fees;

(11)	the declaration of dividends or distributions, repurchases of Capital Stock of the Issuer or Management Stock Repurchases so long as the aggregate Restricted Payments made under this clause (11) do not exceed $5.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $10.0 million being carried over in any fiscal year);

(12)	Permitted Tax Distributions;

(13)	payments and distributions to dissenting stockholders (that are not Affiliates of the Issuer) pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer that complies with the terms of the Indenture, including the covenant described under “—Merger and consolidation”; and

(14)	so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $25.0 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash, in each case over $25.0 million, shall be determined conclusively by the Board of Directors of the Issuer acting in good faith.

For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

Limitation on liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Issuer), whether owned on the Existing Notes Issue Date or acquired after that date, which Lien secures any Indebtedness (such Lien, the “Initial Lien”), without effectively providing that the Notes (or, if the applicable Restricted Subsidiary is a Guarantor, the Note Guarantee of such Restricted Subsidiary) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on restrictions on distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(B)	make any loans or advances to the Issuer or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)	any encumbrance or restriction pursuant to any agreement or instrument in effect at or entered into on the Existing Notes Issue Date;

(2)	any encumbrance or restriction pursuant to the Indenture, the Notes and the Note Guarantees;

(3)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order or required by any regulatory authority;

(4)	any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that for the purposes of this clause, if another Person is the Successor Issuer, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Issuer;

(5)	any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)	contained in mortgages, pledges, charges or other security agreements permitted under the Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under the Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(6)	any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(7)	any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Issuer or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)	customary provisions in leases, licenses, Joint Venture agreements and other similar agreements and instruments;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(10)	any encumbrance or restriction pursuant to Hedging Obligations;

(11)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Existing Notes Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	provisions in agreements evidencing Permitted Funding Indebtedness and restrictions or requirements created in connection with any Securitization Facility that are necessary or advisable to effect such Securitization Facility or applicable to any special purpose Subsidiary of the Issuer formed in connection therewith;

(13)	any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Existing Notes Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” if the encumbrances and restrictions contained in any such agreement or instrument are reasonably required under then current market conditions (as determined in good faith by the Issuer) and where either (a) the Issuer determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(14)	any encumbrance or restriction existing by reason of any lien permitted under “—Limitation on Liens”; or

(15)	any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this clause (15) (an “Initial Agreement”) or contained in any amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement or other modification to an agreement referred to in clauses (1) to (14) of this paragraph or this clause (15); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer).

Limitation on sales of assets and subsidiary stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)	in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or such Restricted Subsidiary, as the case may be:

(a)

to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor, Indebtedness that is secured by a Lien or Permitted Funding Indebtedness (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) within 365 days from the receipt of such Net Available Cash; provided that in connection with any prepayment, repayment or purchase of Non-Funding Indebtedness pursuant to this clause (a), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness; provided that to the extent the Issuer redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Issuer either shall equally and ratably reduce obligations under the Notes as provided under “Optional redemption,” through open- market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or shall make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest for the amount of Notes that would otherwise be redeemed or purchased; or

(b)	to the extent the Issuer or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including Securitization Assets and by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Issuer that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness (including Permitted Funding Indebtedness) or otherwise use such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Indenture. If on the day after expiration of the period set forth in clause 3(b) above the aggregate amount of Excess Proceeds under the Indenture exceeds $25.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes and, to the extent the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and in integral multiples of $1,000. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness. The Issuer or the paying agent, as the case may be, will promptly mail or deliver to each tendering holder of Notes so validly tendered and not withdrawn, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be issued in minimum denominations of Notes of $2,000 and in integral multiples of $1,000 in excess thereof. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer or a Guarantor or contingent liabilities) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Issuer or a Guarantor (other than Subordinated Indebtedness) received after the Existing Notes Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant, not to exceed the greater of $70.0 million and 2.5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to offer to purchase Notes or the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Limitation on affiliate transactions

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1)	the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $25.0 million, the terms of such transaction have been approved by a majority of the Disinterested Directors of the Issuer.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)	any issuance or sale of Capital Stock, options or other equity-related interests of the Issuer pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors, managers or consultants approved by the Board of Directors of the Issuer in the ordinary course of business;

(3)	any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(4)	the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, managers, officers, consultants or employees of the Issuer or any Restricted Subsidiary of the Issuer (whether directly or indirectly and including through any Person owned or controlled by any of such directors, managers, officers or employees);

(5)	the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Existing Notes Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(6)	any customary transaction with a Securitization Entity effected as part of a Securitization;

(7)	any transaction between or among the Issuer or any Restricted Subsidiary and any Person that is an Affiliate of the Issuer only because (i) the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate; and/or (ii) the Issuer or a Restricted Subsidiary has been appointed to manage the investments and assets of such Person;

(8)	issuances or sales of Capital Stock (other than Disqualified Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(9)	transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(10)	the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any management agreement, registration rights agreement, investment agreement or purchase agreements related thereto) to which it is party as of the Existing Notes Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under any future amendment to any such agreement or under any similar agreement entered into after the Existing Notes Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise relatively disadvantageous to the Holders in any material respects; and

(11)

any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates.

Designation of restricted and unrestricted subsidiaries

Except for during a Suspension Period, the Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain covenants— Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain covenants—Limitation on Restricted Payments.”

The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Non-Funding Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Non-Funding Indebtedness and Liens by a Restricted Subsidiary of the Issuer of any Liens of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Non-Funding Indebtedness is permitted under the covenant described under the caption “—Certain covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; (2) such Liens are permitted under the covenant described under the caption “—Certain covenants—Limitation on Liens” and (3) that designation would not cause a Default. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Conduct of business

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC within the dates set forth below:

(1)	within 90 days after the end of each fiscal year, annual reports of the Issuer containing substantially the same information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act;

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Issuer containing substantially the same information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; and

(3)	within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act.

Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing so long as the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence.

At any time that any of the consolidated subsidiaries of the Issuer are not Restricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the consolidated subsidiaries of the Issuer that are not Restricted Subsidiaries.

So long as the Notes are outstanding and the reports described above are not filed with the SEC, the Issuer will maintain a website (that may be password protected) to which Holders, prospective investors, broker-dealers and securities analysts are given access promptly and to which all of the reports required by this “Reports” covenant are posted. The Issuer will hold a conference call for the Holders and securities analysts to discuss such financial information no later than five Business Days after filing the annual financial information described in clause (1) above and after filing the quarterly financial information described in clause (2) above (it being understood that such conference call may be the same conference call as with the Issuer’s equity investors and analysts). The Issuer will announce any such conference call at least three Business Days in advance.

In addition, to the extent not satisfied by the reports referred to in the first paragraph above, the Issuer shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Limitation on guarantees

The Issuer will not permit any of its Domestic Subsidiaries that are Restricted Subsidiaries other than (i) a Guarantor, (ii) an Excluded Restricted Subsidiary or (iii) a Securitization Entity, to Incur any Non-Funding Indebtedness (other than Preferred Stock) or Guarantee the payment of any Credit Facilities of the Issuer or any other Guarantor that are Non-Funding Indebtedness unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a senior Note Guarantee by such Restricted Subsidiary; provided that

(a)	if such Non-Funding Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Non-Funding Indebtedness shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Non-Funding Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee; and

(b)	if the Notes or such Guarantor’s Note Guarantee are subordinated in right of payment to such Non-Funding Indebtedness, the Note Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to such Non-Funding Indebtedness substantially to the same extent as the Notes or the Guarantor’s Note Guarantee are subordinated to such Non-Funding Indebtedness; and

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of obligations under the Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that:

(a)	such supplemental indenture has been duly authorized, executed and delivered; and

(b)	such supplemental indenture constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable to any Non-Funding Indebtedness of any Restricted Subsidiary or guarantee of any Restricted Subsidiary, in each case, that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. If the Issuer so elects in respect of a Subsidiary, such Subsidiary shall only be required to comply with the 30-day period described above.

Any Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

The Note Guarantee of a Guarantor will terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger or sale of its Capital Stock) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the Indenture;

(2)	the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)	defeasance or discharge of the Notes, as provided in “—Defeasance” and “—Satisfaction and discharge”;

(4)	such Guarantor being released from all of its obligations under all of its Non-Funding Indebtedness and all of its Guarantees of the payment of any loan facilities and debt securities of the Issuer or any other Guarantors that are Non-Funding Indebtedness (it being understood that a release subject to reinstatement is considered a release); or

(5)	upon the achievement of Investment Grade Status by the Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against Joint Ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and Joint Ventures over the claims of creditors of the Issuer, including Holders of the Notes. The Notes and each Note Guarantee will be structurally subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuer (other than the

Guarantors). Initially, none of the Issuer’s Restricted Subsidiaries will provide a Note Guarantee. Although the Indenture limits the incurrence of Non-Funding Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to significant exceptions. Moreover, the Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are considered Permitted Funding Indebtedness or Permitted Securitization Indebtedness or that are not considered Indebtedness under the Indenture. See “—Certain covenants—Limitation on Indebtedness.”

Merger and consolidation

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Issuer”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and the Indenture and if such Successor Issuer is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (a) the Issuer would be able to Incur at least an additional $1.00 of Non-Funding Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries would not be greater than it was immediately prior to giving effect to such transaction; and

(4)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions and may rely on a certificate of an officer of the Issuer as to any matters of fact, including as to satisfaction of clauses (2) and (3) above), each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and an Opinion of Counsel also stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Issuer.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture but in the case of a lease of all or substantially all its assets, the predecessor Issuer will not be released from its obligations under such Indenture or the Notes.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence) of the first paragraph of this covenant, (a) any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clause (3) (which does not apply to transactions referred to in this sentence) of the first paragraph of this covenant, the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, becoming a direct or indirect wholly-owned subsidiary of a holding company, reincorporating the Issuer in another jurisdiction under the laws of the United States of America, any State of the United States or the District of Columbia, or changing the legal form of the Issuer (so long as if the Issuer after such change of legal form is not a corporation, a co-obligor of the Notes is a corporation organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia).

A Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and the Indenture) will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	if the resulting, surviving or transferee Person remains a Subsidiary of the Issuer, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, (b) the Successor Guarantor (if not the Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under its Note Guarantee and the Indenture and (c) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Subsidiary of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; or

(2)	if the resulting, surviving or transferee Person is not a Subsidiary of the Issuer, such merger, conveyance, transfer or lease complies with the covenant described under “—Limitation on sales of assets and subsidiary stock”.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture but in the case of a lease of all or substantially all its assets, the predecessor Guarantor will not be released from its obligations under such Indenture or its Note Guarantee.

Notwithstanding the foregoing, (a) any Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (b) any Guarantor may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction under the laws of the United States of America, any State of the United States or the District of Columbia, or changing the legal form of the Guarantor.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Issuer.

Events of default

Each of the following is an “Event of Default” under the Indenture:

(1)	default in any payment of interest on any Note when due and payable, continued for 30 days;

(2)	default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	(a) failure to comply with the Indenture provisions described under “—Certain covenants—Merger and consolidation” and “—Change of Control”; and (b) failure to comply with the Issuer’s other agreements or obligations contained in the Indenture for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer any of its Restricted Subsidiaries) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(5)	certain events of bankruptcy, insolvency or court protection of the Issuer or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(6)	failure by the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $30.0 million (net of any amounts covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, in each case, to the extent not disclaimed) which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after each such judgment becomes final, and in the event any such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); and

(7)	any Note Guarantee by a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is declared to be null and void and unenforceable (other than in accordance with the terms of the Indenture) or any such Guarantor or group of Guarantors denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with the Indenture (the “guarantee provision”).

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clause (5) above occurs with respect to the Issuer and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Notes under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses caused by or that might be caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuer or any Holder, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer or any Holder. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or extend the Stated Maturity of any such Note;

(4)	reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “—Optional redemption” and in the eighth paragraph under “—Change of Control”;

(5)	make any such Note payable in money other than that stated in such Note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)	waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

In addition, with the consent of at least seventy-five per cent (75%) in aggregate principal amount of Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), an amendment or supplement may release any Guarantor from its obligations under its Note Guarantee.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of notes,” or reduce the minimum denomination of the Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document in accordance with the covenant described under “—Certain covenants—Merger and consolidation”;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required;

(7)	make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes;

(8)	to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with the Covenant described under “—Certain covenants—Limitation on Guarantees,” to add Note Guarantees, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(9)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document; or

(10)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Notes and the Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate its obligations under the covenants described under “—Certain covenants” (other than clauses (1) and (2) of the first paragraph of “—Merger and consolidation”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provision, the bankruptcy provisions with respect to the Issuer and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Issuer exercises its covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries), (6) or (7) under “—Events of Default” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)	an Opinion of Counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) stating that Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);

(2)	an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(4)	an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (1) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or (b) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each to the effect that all conditions precedent under the “—Satisfaction and discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided that any such counsel may rely on any certificate of the Issuer as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No personal liability of directors, officers, employees and shareholders

No director, manager, officer, employee, incorporator, shareholder or member of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee and certain agents

U.S. Bank National Association has been appointed as Trustee under the Indenture. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture will impose certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer and its Affiliates and Subsidiaries.

The Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding Notes, or may resign at any time by giving written notice to the Issuer and

(2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture will contain provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of the Notes, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to DTC in accordance with DTC’s procedures, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. For so long as any Notes are represented by Global Notes, all notices or communications will be delivered to DTC in accordance with DTC’s procedures, and such delivery shall be deemed to satisfy this paragraph. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Governing law

The Indenture and the Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger, consolidation or other combination. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1)	any property or assets (other than Capital Stock) used or to be used by the Issuer, a Restricted Subsidiary or otherwise useful in a Permitted Business (it being understood that capital expenditures on property or assets already used in a Permitted Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)	the Capital Stock of a Person that is primarily engaged in a Permitted Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that a specified Person will not be deemed to control any other Person solely by virtue of having discretionary authority over the making or disposition of Investments on behalf of such other Person.

“Applicable Premium” means the greater of (A) 1% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) the redemption price of such Note at May 1, 2017, plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Asset Disposition” means:

(a)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer (other than Capital Stock of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)	the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)	a disposition of obsolete, uneconomical surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries;

(5)	transactions permitted under “—Certain covenants—Merger and consolidation” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) of less than $15.0 million;

(8)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or asset disposition, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of collateral for loans and leases managed, serviced, originated or held by the Issuer or any of its Subsidiaries;

(10)	the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(11)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(12)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business or the conversion or exchange of accounts receivable for notes receivable, the sale of advances, loans, customer receivables, mortgage related securities or other assets, in each case in the ordinary course of business;

(13)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(14)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(15)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(16)	any sales, transfers, contributions or dispositions of Securitization Assets to Securitization Entities in connection with Securitizations in connection with the operating and investment activities of a Permitted Business;

(17)	transactions pursuant to repurchase agreements entered into in the ordinary course of business; and

(18)	dispositions of investments, loans, securities and all financial instruments as well as other property or assets (including real estate and real estate related assets) in connection with the operating and investment activities of a Permitted Business.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members; and (4) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or limited liability company, partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	(a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(2)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union (other than Greece, Cyprus, Ireland, Italy, Portugal or Spain) or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)	readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(7)

Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(8)	bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(9)	interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above; and

(10)	for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Issuer and its Subsidiaries on the Existing Notes Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1)	the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Existing Notes Issue Date), other than one or more Permitted Holders, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Existing Notes Issue Date), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; or

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

Notwithstanding the foregoing, a transaction will be deemed not to constitute a Change of Control under this definition if (i) the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company, (ii) the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act in effect on the Existing Notes Issue Date) of the Issuer’s Voting Stock immediately prior to that transaction hold at least a majority of such holding company’s Voting Stock immediately following that transaction and (iii) no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Existing Notes Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner”, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such holding company immediately following that transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Issuer and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided that there will not be included in such Consolidated Net Income:

(1)

subject to the limitations contained in clause (3) below, any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)	(i) the aggregate amount of interest income included in Consolidated Net Income attributable to Securitization Facilities or warehousing facilities that, pursuant to the terms of such Securitization Facilities or warehousing facilities, is applied (or is required to be applied) by the payment waterfall of such Securitization Facilities or warehousing facilities to repay principal amounts outstanding under such Securitization Facilities or warehousing facilities due to the occurrence of an event or failure to meet a ratio or test that, in the absence of such occurrence or failure, would have been paid or available for payment to holders of the applicable entity’s Capital Stock pursuant to such payment waterfall, less (ii) the aggregate amounts referred to in clause (i) that are subsequently recovered by the applicable entity and paid or available for payment to holders of the applicable entity’s Capital Stock; provided that the amount of such exclusion from Consolidated Net Income pursuant to this clause (2) shall in no event be duplicative of any reserve or net loss otherwise included in such Consolidated Net Income in respect of such occurrence or failure or the circumstances giving rise to such occurrence or failure;

(3)	any net gain (or loss) realized upon the sale or other disposition of any disposed or discontinued operations of the Issuer or any Restricted Subsidiaries (including pursuant to any sale/ leaseback transaction) and related fees and expenses as well as any net income or loss from disposed or discontinued operations;

(4)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5)	the cumulative effect of a change in accounting principles;

(6)	any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7)	in respect of Non-Funding Indebtedness, (a) any amortization or write-off of deferred financing costs or other related expenses incurred and actually paid prior to the beginning of the fiscal quarter in which the Existing Notes Issue Date occurs and (b) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Non-Funding Indebtedness and any net gain (loss) from any write-off or forgiveness of Non-Funding Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9)	any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(10)	any goodwill or other intangible asset amortization, impairment charge or write-off;

(11)	except in connection with the operating and investment activities of a Permitted Business, any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(12)	change in fair value of Permitted Funding Indebtedness or Investments or the amortization of financing costs or original issue discount relating to Permitted Funding Indebtedness or the write-off of Investments pursuant to such Person’s accounting policy;

(13)	any unrealized gains or losses on investment assets whether or not recognized as such on the financial statements of the Issuer; and

(14)	except in connection with the operating and investment activities of a Permitted Business, any realized gains or losses in respect of Hedging Obligations associated with specific assets owned by the Issuer as of the last day of the period for which Consolidated Net Income is being determined;

provided further that any Permitted Tax Distributions shall, without duplication, be deducted from Consolidated Net Income.

“Consolidated Non-Funding Debt” means, with respect to any Person as of any determination date, an amount equal to the sum of, (1) the aggregate amount of all outstanding Non-Funding Indebtedness described in clauses (1), (2), (5) and, without double counting, (8)(to the extent such Guarantee is in respect of Non-Funding Indebtedness described in clauses (1), (2) and (5) of the definition of “Indebtedness”) of the definition of “Indebtedness” of such Person and its Restricted Subsidiaries on a consolidated basis, plus (2) the aggregate liquidation preference of Disqualified Stock of the Issuer and Disqualified Stock and Preferred Stock of Restricted Subsidiaries, less (3) the amount of any Non-Funding Indebtedness or the aggregate liquidation preference of Disqualified Stock included in clauses (1) or (2) above that is to be refinanced with Refinancing Indebtedness to the extent that (x) a notice of redemption, prepayment or repayment of such Non-Funding Indebtedness has been given to the holders thereof, (y) such redemption, prepayment or repayment shall occur within 30 days and (z) the applicable Refinancing Indebtedness is included in clauses (1) or (2).

“Consolidated Non-Funding Debt to Equity Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated Non-Funding Debt of such Person as of such determination date to the Consolidated Stockholders Equity of such Person as of such determination date. In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Consolidated Non-Funding Debt (other than Consolidated Non-Funding Debt incurred under any revolving credit facility unless (x) such Non-Funding Indebtedness has been permanently repaid and has not been replaced or (y) such Non-Funding Indebtedness was reduced with proceeds of an Equity Offering or other Indebtedness) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the date of the most recent annual or quarterly consolidated balance sheet for which the Consolidated Non-Funding Debt to Equity Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Equity Ratio is made (the “Consolidated Non-Funding Debt to Equity Ratio Calculation Date”), then the Consolidated Non-Funding Debt to Equity Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such Issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred prior to such determination date; provided that the pro forma calculation shall not give effect to any Non-Funding Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain covenants—Limitation on Indebtedness.” For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer or any of its Restricted Subsidiaries on or prior to or simultaneously with the Consolidated Non-Funding Debt to Equity Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to the Consolidated Non-Funding Debt to Equity Ratio Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.

“Consolidated Stockholders Equity” means, with respect to any Person as of any determination date, the stockholders’ equity, members’ equity or partners’ capital, as applicable, as shown on the most recent annual or quarterly consolidated balance sheet of such Person and its Restricted Subsidiaries that is internally available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of “Consolidated Non-Funding Debt to Equity Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend, distribution or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

For the avoidance of doubt, a Guarantee or Limited Recourse Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall not constitute a Contingent Obligation.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including commercial paper facilities, receivables financing or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or Refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Indebtedness”), alters the maturity thereof, changes any other terms, covenants or other provisions or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Issuer shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Issuer or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Non-Funding Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)	is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Non-Funding Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain covenants—Limitation on Restricted Payments”; provided further that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means a sale of Capital Stock of the Issuer (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Restricted Subsidiary” means any Subsidiary of the Issuer that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Issuer, from providing a Note Guarantee by any applicable law, regulation or contractual restrictions not created in contemplation of such designation and which, in the case of any such contractual restriction, in the reasonable judgment of senior management of the Issuer, cannot be removed through commercially reasonable efforts; provided that a Subsidiary shall be deemed to be an Excluded Restricted Subsidiary if, in the reasonable judgment of the Issuer, such a Subsidiary providing a Note Guarantee would require any of the Issuer or its Restricted Subsidiaries to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

“Existing Notes Issue Date” means April 22, 2015.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, as determined by the Issuer in good faith.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Restricted Subsidiary of such Person that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Existing Notes Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Restricted Subsidiary that provides a Note Guarantee; provided that any Excluded Restricted Subsidiary and any Securitization Entities shall not be deemed Guarantors.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity swap, cap or collar agreements, foreign exchange contracts, currency swap agreements, currency future or option contracts, credit-related derivatives and hedging instruments and other hedging agreements and transactions intended to hedge against financial risk.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes, repurchase agreements or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	that portion of obligations with respect to Capitalized Lease Obligations of such Person that is properly classified as a liability on the balance sheet of such Person in conformity with GAAP;

(6)	the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends or distributions);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Existing Notes Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Existing Notes Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)	Standard Securitization Undertakings;

(iii)	Cash Management Services;

(iv)	in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; and

(v)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Issuer.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, managers, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Issuer and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Issuer’s or its Restricted Subsidiaries’ normal trade practices, as the case may be and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain covenants—Limitation on Restricted Payments”:

(1)	“Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade” means (i) BBB- or higher by Fitch, (ii) BBB- or higher by S&P, (iii) Baa3 or higher by Moody’s, or (iv) the equivalent of such ratings by Fitch, S&P or Moody’s, or of another Nationally Recognized Statistical Ratings Organization.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union (excluding Greece, Cyprus, Ireland, Italy, Portugal or Spain), or any agency or instrumentality thereof (other than Cash Equivalents);

(3)	debt securities or debt instruments with a rating of “A-” or higher from Fitch or S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Fitch, Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes are rated Investment Grade by at least two Rating Agencies, so long as one of such Rating Agencies is Moody’s or S&P.

“Investors” means (i) any of Corsair Capital, LLC, Capital Z Partners, Ltd., GSO Capital Partners LP and Franklin Square Capital Partners LP or (ii) any Affiliate of any of the foregoing, including without limitation, any fund that is an Affiliate of Corsair Capital, LLC , Capital Z Partners, Ltd. and/or managed by Corsair Capital, LLC or Capital Z Partners, Ltd., GSO Capital Partners LP or Franklin Square Capital Partners LP or any of their Affiliates.

“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Permitted Business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Recourse Guarantee” means, in respect of any Permitted Funding Indebtedness or Permitted Securitization Indebtedness, any obligation of a Person other than a primary obligor in respect of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness either (1) arising from (A) a “bad-boy” guarantee customary for financings of that type, (B) exceptions to the limit on recourse to the assets financed by such Permitted Funding Indebtedness or Permitted Securitization Indebtedness for matters customary for financings of that type, including in respect of breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of prohibitions on transfers of assets and environmental liabilities, and (C) liabilities and other circumstances excluded from exculpation, indemnification or guarantee provisions that are customarily excluded from financings of that type or (2) in the case of Permitted Funding Indebtedness, that is limited to no more than 5% of the principal amount of such Permitted Funding Indebtedness (or such other amount representing the liability amount in respect of such Permitted Funding Indebtedness).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of the Issuer or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Issuer or its Subsidiaries with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)	not exceeding $10.0 million in the aggregate outstanding at any time.

“Management Stock Repurchases” means the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer held by or on behalf of any future, present or former employee, director, manager or consultant of the Issuer or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director, manager or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director, manager or consultant’s employment, directorship or manager position, including advances to or on behalf of any such employee, director, manager or consultant in respect of taxes owed by any such person in connection with such person’s exercise of options, and any related cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from such persons in connection with any such repurchase, retirement, other acquisition or retirement or advance.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization as defined under Section 3(a)(62) under the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes, paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders (other than the Issuer or any of its respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition, including, without limitation, any relocation expenses, severance costs and shutdown costs incurred as a result of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Funding Indebtedness” means Indebtedness other than Permitted Funding Indebtedness and Permitted Securitization Indebtedness.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Note Documents” means the Notes, the Note Guarantees (if any) and the Indenture.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other obligations under the Indenture by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and collectively, all such Guarantees.

“Officer” means, with respect to any Person, (1) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Treasurer or the Controller (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person and meeting the requirements of the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Pari Passu Indebtedness” means Non-Funding Indebtedness of the Issuer which ranks equally in right of payment to the Notes or any Guarantee if such Guarantee ranks equally in right of payment to the Note Guarantees.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock.”

“Permitted Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.

“Permitted Funding Indebtedness” means any Indebtedness of a Restricted Subsidiary Incurred to finance (a) the origination, funding or commitment in respect of, or the warehousing of, loans, leases or other debt portfolio assets of a Permitted Business, (b) the making of advances, extensions of credit or commitments to advance or extend credit in connection with a Permitted Business or (c) the investment in, or the warehousing of, any such debt portfolio assets, including participations or other interests therein, in connection with a Permitted Business.

“Permitted Holders” means, collectively, (1) each Investor, (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (3) Senior Management and (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of the Issuer, acting in such capacity.

“Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries):

(1)	Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	Investments in another Person if such Person is engaged in any Permitted Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)	Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	Management Advances;

(7)	Investments received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, or as a result of foreclosure, workout negotiations, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)	Investments existing on the Existing Notes Issue Date or otherwise made pursuant to agreements or arrangements in effect on the Existing Notes Issue Date, and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Existing Notes Issue Date or (b) as otherwise permitted under the Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain covenants—Limitation on Indebtedness”;

(11)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock) as consideration;

(13)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (7), (9) and (11) of that paragraph);

(14)	Investments consisting of purchases and acquisitions of (i) inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Indenture and (ii) less than all or substantially all of the operating or investment assets of a Permitted Business by the Issuer or a Restricted Subsidiary excluding any Capital Stock of another Person;

(15)	(i) Guarantees not prohibited by the covenant described under “—Certain covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Issuer or any of its Restricted Subsidiaries that are permitted by the Indenture;

(16)	Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Indenture;

(17)	Investments of a Restricted Subsidiary acquired after the Existing Notes Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Existing Notes Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer;

(20)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(21)	Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed the greater of $35.0 million and 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(22)	Investments by the Issuer or any Restricted Subsidiary in Securitization Entities (including, but not limited to, Standard Securitization Undertakings) or Investments in portfolio assets of a Permitted Business including corporate loans, mortgage related loans, asset-backed loans, total return swaps, repurchase agreements, securities and receivables;

(23)	Investments in connection with any Permitted Funding Indebtedness;

(24)	Investments by the Issuer or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Issuer or such Restricted Subsidiary;

(25)	Investments in Joint Venture not to exceed the greater of $50.0 million and 1.75% of Total Assets; and

(26)	additional Investments having an aggregate fair market value at the time each such Investment is made, taken together with all other Investments made pursuant to this clause (26) that are at that time outstanding, not to exceed the greater of (i) $70.0 million and (ii) 2.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “—Certain covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (26).

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Non-Funding Indebtedness and other obligations incurred under clause (1) of the second paragraph under “—Certain covenants—Limitation on indebtedness”;

(2)	pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(6)

Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “—Certain covenants—Limitation on Indebtedness” with financial institutions;

(d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)	Liens (i) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business (including Indebtedness incurred under clause (7) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”); provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and (b) any such Lien may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) comprised of any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(10)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(11)	Liens existing on the Existing Notes Issue Date;

(12)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13)	(i) Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or a Guarantor, (ii) Liens in favor of the Issuer or a Guarantor or (iii) Liens on assets or property of any Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Guarantor;

(14)

Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(17)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(19)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(21)	any security granted over the marketable securities portfolio described in clause (9) or (10) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(22)	Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Indenture;

(23)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(24)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(25)	Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain covenants—Limitation on sales of assets and subsidiary stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(26)	Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and Liens securing obligations in connection with Investments comprised of total return swaps and repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such total return swap or repurchase agreement;

(27)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of $40.0 million and 1.0% of Total Assets at any one time outstanding;

(28)	Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (a)(i) the assets acquired or originated with the proceeds of Permitted Funding Indebtedness, (ii) assets that consist of loans, mortgages, receivables, Securitization Assets and Permitted Investments of the type described in clauses (22) and (24) of the definition thereof and (iii) other similar assets subject to and pledged to secure such Indebtedness and (b) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (a);

(29)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(30)	Liens consisting of the rights of secured and potentially secured parties under the concentration account(s) of NewStar Concentration LLC and any other entity set up for a similar purpose;

(31)	Liens to secure Indebtedness of any Excluded Restricted Subsidiary securing Indebtedness of such Excluded Restricted Subsidiary that is permitted by the terms of the Indenture to be Incurred; and

(32)	(i) Standard Securitization Undertakings and (ii) Liens on Securitization Assets and the proceeds thereof Incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Securitization Indebtedness” means any Securitization Indebtedness in respect of loans, leases or other debt portfolio assets of a Permitted Business, including investments, participations or other interests therein so long as any Permitted Funding Indebtedness used to finance and warehouse the purchase, origination or pooling of any assets subject to such Securitization in connection with such Securitization is repaid to the extent of the net proceeds received by the Issuer and its Restricted Subsidiaries from the applicable Securitization Entity.

“Permitted Tax Distributions” means:

(1)	with respect to any taxable period ending after the Existing Notes Issue Date for which the Issuer is treated as a partnership for U.S. federal income tax purposes, distributions to the Issuer’s equity owners in an aggregate amount equal to the product of (A) the taxable income of the Issuer for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Existing Notes Issue Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss is of a character that would permit such loss to be deducted against the current period taxable income and (B) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of the Issuer for such taxable period (taking into account the character of the taxable income in question (such as long term capital gain, qualified dividend or distribution income)); provided that Permitted Tax Distributions otherwise permitted under this clause (1) in respect of the taxable period beginning prior to the Existing Notes Issue Date shall be reduced by the amount of estimated tax payments that should have been made by the equity owners of the Issuer prior to the Existing Notes Issue Date (based on the assumptions used in this clause (1)), and

(2)	with respect to any taxable period ending before the Existing Notes Issue Date for which the Issuer was treated as a partnership for U.S. federal income tax purposes, distributions to the Issuer’s equity owners in an aggregate amount equal to the product of (A) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Existing Notes Issue Date and (B) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of the Issuer for such taxable period (taking into account the character of the additional taxable income in question (such as long term capital gain, qualified dividend or distribution income)).

“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P are not making ratings of the Notes publicly available, the Issuer may, at its option, appoint another Nationally Recognized Statistical Rating Organization as a replacement for such Rating Agency and, following such appointment, such replacement rating agency shall be substituted in this definition for the rating agency that ceased to make a rating of the Notes publicly available; provided that the Issuer shall give notice of such appointment to the Trustee.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that:

(1)	the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Notes;

(2)	if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness also constitutes Subordinated Indebtedness; and

(3)	Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

Refinancing Indebtedness in respect of any Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Indebtedness.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization” means a public or private transfer, sale or financing of Securitization Assets by which the Issuer or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of Securitization Assets.

“Securitization Assets” means any assets capable of being securitized.

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Issuer) established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind, (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor and (iii) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor other than under Credit Enhancement Agreements. As of the Existing Notes Issue Date, NewStar Commercial Loan Depositor 2012-2 LLC, NewStar Commercial Loan Depositor 2013-1 LLC, NewStar Commercial Loan Depositor 2014-1 LLC, NewStar Commercial Loan Depositor 2015-1 LLC, NewStar Commercial Loan Funding 2012-1 LLC, NewStar Commercial Loan Funding 2012-2 LLC, NewStar Commercial Loan Funding 2013-1 LLC, NewStar Commercial Loan Funding 2014-1 LLC, NewStar Commercial Loan Funding 2015-1 LLC, NewStar Commercial Loan LLC 2006-1, NewStar Commercial Loan LLC 2007-1, NewStar Commercial Loan LLC 2009-1, NewStar Commercial Loan Trust 2006-1, NewStar Commercial Loan Trust 2007-1, NewStar Commercial Loan Trust 2009-1, NewStar LLC 2005-1, and NewStar Trust 2005-1 are Securitization Entities.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Entity that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Securitization.

“Securitization Indebtedness” means (i) Indebtedness of any of Restricted Subsidiary incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to any Restricted Subsidiary based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by a Restricted Subsidiary.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Management” means Timothy J. Conway, Peter A. Schmidt-Fellner and John K. Bray acting together.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Existing Notes Issue Date.

“Specified Event Offer” means an offer by the Issuer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Such offer will be commenced by the Issuer giving notice of such Specified Event Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions for which the Issuer is making the Specified Event Offer and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to Specified Event Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization, including, without limitation, those relating to the investment management, servicing or other administration of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Existing Notes Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, Joint Venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of limited liability company, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Total Assets” mean, as of any date, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent annual or quarterly consolidated balance sheet of the Issuer and its Restricted Subsidiaries that is internally available.

“Treasury Rate” means in the case of a redemption of the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to May 1, 2017; provided that if the period from the redemption date to May 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer, respectively (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary except in the case of Indebtedness and Liens otherwise permitted under the Indenture; and

(2)	such designation and the Investment of the Issuer in such Subsidiary complies with “—Certain covenants—Limitation on Restricted Payments.”

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of its Board of Directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

PLAN OF DISTRIBUTION

We may sell the Notes:

(1)	directly to purchasers;

(2)	through agents;

(3)	through dealers;

(4)	through underwriters; or

(5)	through a combination of any of these methods of sale.

We and our agents, dealers, and underwriters may sell the Notes from time to time in one or more transactions:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices related to the prevailing market prices; or

(4)	at negotiated prices.

We may directly solicit offers to purchase the Notes. We may also designate agents from time to time to solicit offers to purchase the Notes. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the Notes to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell the Notes, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the Notes to the public. In connection with the sale of the Notes offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the Notes.

Underwriters may also use dealers to sell the Notes. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of any of the Notes, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In no event will the total amount of compensation paid to any member of The Financial Industry Regulatory Authority (FINRA) upon completion of any offering exceed 8.0% of the maximum gross proceeds of such offering.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the Notes offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for the Notes pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act. If we offer the Notes in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the Notes originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the Notes sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any underwriters to whom we sell the Notes for public offering and sale may make a market in the Notes, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the Notes we may offer from time to time for trading on an exchange, but we are not obligated to do so.

The anticipated date of delivery of the Notes offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Locke Lord LLP, Boston, Massachusetts, our counsel. George Ticknor, a partner of Locke Lord LLP, is our Assistant Secretary. The validity of the Notes will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NewStar Financial, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our internet website is www.newstarfin.com and through the Investors section of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained in our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market. Reports and other information concerning us can be inspected at the offices of The NASDAQ Global Market.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of the prospectus until the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 4, 2015, as amended by the Form 10-K/A for the year ended December 31, 2014, filed with the SEC on March 26, 2015;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on April 17, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015, as amended by Form 10-Q/A for the quarter ended March 31, 2015, filed with the SEC on May 15, 2015, and for the quarter ended June 30, 2015, filed with the SEC on August 6, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2015, January 23, 2015, March 9, 2015, March 11, 2015, March 24, 2015, March 25, 2015, two reports filed on April 14, 2015 (excluding information provided under Item 7.01), April 17, 2015, April 28, 2015, May 11, 2015 and May 15, 2015, August 7, 2015, August 13, 2015, September 3, 2015, September 17, 2015 (excluding information provided under Item 7.01), September 21, 2015, October 2, 2015, and October 7, 2015.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (617) 848-2500 or writing us at:

Investor Relations

NewStar Financial, Inc.

500 Boylston Street

Suite 1250

Boston, Massachusetts 02116

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the securities being registered are as follows:

SEC registration fee	$20,140
Accounting fees and expenses	75,000
Legal fees and expenses	75,000
Printing and photocopying expenses	15,000
Miscellaneous expenses (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	14,860

TOTAL	$200,000

All of the above figures, except for the SEC registration fee, are estimates.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows us to indemnify our directors, officers, employees and agents against actual and reasonable expenses they incur in connection with any action, suit or proceeding brought against them because they are a director, officer, employee or agent. Under Delaware law, we may pay all these expenses, provided that: (1) the person in question acted in good faith and in a manner reasonably believed to be not opposed to our best interests; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct in question was unlawful. We shall make no indemnification in connection with any proceeding brought on our behalf where the person involved is adjudged to be liable to us, except as may be ordered by a court.

Article VII of our Amended and Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify anyone that we have the power to indemnify against any expenses, liabilities or other matters referred to in or covered by that section. This indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Both action in an official capacity and action in another capacity while holding office may be subject to indemnification. A person’s right to indemnification does not cease solely because that person ceases to be a director, officer, employee or agent, or because that person dies.

Article VII of our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director as a director. Notwithstanding that provision, Article VII provides that a director shall be liable to the extent provided by applicable law:

•	for breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith, or acts involving intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived improper personal benefit.

Article VII further states that if the Delaware General Corporation Law is amended to allow further limitation of the liability of our directors or officers, then the liability of those directors or officers shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended.

Article VII also stipulates that no amendment to or repeal of Article VII shall apply to the liability or alleged liability of any director or officer with respect to any acts or omissions occurring prior to such amendment or repeal.

We carry insurance that covers our directors and officers against some liabilities they may incur when acting in their official capacities.

Item 16.	Exhibits

See the Exhibit Index immediately following the signature page hereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 29, 2015.

NEWSTAR FINANCIAL, INC.

By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy J. Conway	Chairman, Chief Executive Officer and President (Principal Executive Officer)	October 29, 2015

/s/ John K. Bray John K. Bray	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2015

* Charles N. Bralver	Director	October 29, 2015

* Bradley E. Cooper	Director	October 29, 2015

* Brian L.P. Fallon	Director	October 29, 2015

* Frank R. Noonan	Director	October 29, 2015

* Maureen P. O’Hara	Director	October 29, 2015

* Peter A. Schmidt-Fellner	Director	October 29, 2015

* Richard E. Thornburgh	Director	October 29, 2015

*	/s/ John K. Bray
John K. Bray Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture by and between NewStar Financial, Inc, as Issuer, and U.S. Bank National Association, as Trustee, dated April 22, 2015. Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33211) filed on April 28, 2015 and incorporated herein by reference.

4.2**	Form of Note.

5.1**	Opinion of Locke Lord LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Locke Lord LLP (contained in Opinion of Locke Lord LLP filed as Exhibit 5.1).

25.1**	Statement of Eligibility of Trustee under the Indenture on Form T-1.

*	To be filed by amendment or as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein, if applicable.
**	Previously filed.